Form C

Cover Page

Name of issuer:

Ohos, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CO

Date of organization: 12/13/2015

Physical address of issuer:

3000 Lawrence St., #040
Denver CO 80205

Website of issuer:

http://www.myohos.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

405,351

Price:

$0.49340

Method for determining price:

Dividing pre-money valuation ($3,500,000) by number of shares outstanding on fully diluted basis.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/1/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$34,290.00	$119,965.00
Cash & Cash Equivalents:	$467.00	$100,370.00
Accounts Receivable:	$900.00	$0.00
Short-term Debt:	$12,800.00	$13,648.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$22,390.00	$4,252.00
Cost of Goods Sold:	$3,831.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($158,827.00)	($76,127.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Ohos, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Steven Easter	VP of Engineering	Ohos, Inc.	2016
David Needham	CEO	Ohos, Inc.	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Steven Easter	VP Engineering	2016
David Needham	CEO	2018
David Needham	President	2018
David Needham	Secretary	2018
David Needham	Treasurer	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Dave Needham	4500000.0 Common Stock	69.0
Steven Easter	1500000.0 Common Stock	23.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our ability to protect our intellectual property and proprietary technology is uncertain. *We rely on our trademarks and trade names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved in a timely manner or at all. Third-parties also may oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote additional resources to marketing new brands. Further, we cannot assure you that competitors will not infringe upon our trademarks, or that we will have adequate resources to enforce our trademarks.*

We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, temporary employees and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

If a competitor infringes upon our intellectual property rights, enforcing these rights may be difficult and time consuming. Even if successful, litigation to defend our or to enforce our intellectual property rights could be expensive and time consuming and could divert management's attention from managing our business. Moreover, we may not have sufficient resources or desire to defend our intellectual property rights against challenges or to enforce our intellectual property rights. Additionally, we may provoke third-parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

There are privacy and information laws that may limit growth into some big data analytics. *As a part of our long term vision, creating a searchable database for employers as well as performance data portability may be limited by laws around privacy and protection. Use in the healthcare industry will also require a great deal of modification to include patient/family feedback so as not to compromise the mandates of the Health Information Protection and Privacy Act (HIPPA)*

We do not have a patent on certain algorithms yet. *We are working to create mathematical algorithms to automate certain aspect of our platform and further validate the data being reported. Until we are able to collect more data we do not have the information to file a patent.*

Client adoption is progressing. *While an open sourced feedback model has been very successful with consumer products as services (Yelp, TripAdvisor, AngiesList, Amazon Reviews, etc.) use in the talent and performance feedback area has been limited. Employee 360s have been around a long time and participation rates for those instruments is historically around 80%. We expect the same or higher but adoption of this method will depend on the change efforts executed by the clients. We have experienced high engagement initially with our existing clients and a large part of the adoption success relies on the integration with existing or new performance management strategies. We are currently working with our clients to improve implementation, simplify use, and provide meaningful triggers to keep usage high and stable.*

Absence of Public Market; Transferability and Liquidity of Investment. *There is no public market for the securities described herein, and no market is expected to develop for the securities in the future. The securities are not being registered under the Securities Act or the securities laws of any other appropriate jurisdiction in reliance on exemptions from such registration requirements. The securities may not be resold or otherwise transferred unless the securities are later registered under the Securities Act or the securities laws of any other appropriate jurisdiction, or unless an exemption from such registration requirements is available. Accordingly, an investor may be unable to liquidate an investment in the securities and should be prepared to bear the economic risk of an investment in the securities for an indefinite period. In addition, an investor should be able to withstand the total loss of their investment.*

No Assurance That the Company Will Turn a Profit. *There is no assurance as to whether we will be profitable or whether the Company will be able to return any investment interest, to make cash distributions or to meet its operating expenses. We may fail to attract enough customers or investors. While we are generating revenue and revenue is growing, this is not a guarantee of future success. The investment involves tax risks.*

We are a new entrepreneurial team. *We have deep industry expertise in the space we are selling and developing into but we are new. We will mess up, we will miss opportunities, and will take risks.*

Part-time officer. *Steven Easter is currently a part-time officer as such this may result in time committed to the Company.*

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: We will spend approximately:
$30,000 towards product development,
$2,500 towards legal, accounting, fund raising

$5,000 Wefunder Intermediary fee

$40,000 towards sales/marketing
$15,000, towards basic operating costs (rent, technology, hosting, infrastrcuture, etc.) and administrative headcount,
$5,000 towards IP development, and
$2,500 towards employee development.

If we raise: **$500,000**

Use of Proceeds: We will spend approximately:

$200,000 towards product development,
$25,000 towards Wefunder Intermediary fee
$60,000 towards basic operating costs (rent, technology, hosting, infrastructure, etc.) and administrative headcount,
$200,000 towards marketing/sales,
$10,000 towards IP protection, and
$5,000 towards employee development.

If we raise: **$1,070,000**

Use of Proceeds: We will spend approximately:
$400,000 towards product development,
$410,000 towards sales/marketing

$53,500 Wefunder Intermediary fee

$196,500 towards basic operating costs (rent, technology, hosting costs, infrastructure, etc.) and administrative headcount,
$10,000 towards IP protection.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round: $3,500,000 pre-money valuation
See exact security attached as Appendix B, Investor Contracts.

Ohos is offering a total of 2,954,357 shares.

Ohos Inc, is offering up to 1,954,357 of Series Seed Preferred Stock, at a share price of $0.4934.

These shares do not have voting rights, rather rights are proxied to the CEO. Preferred Stock holders will receive liquidation preferences over Common Stock holders.

For investors up to the first $205,720, the Company is offering up to 300,000 of Series Seed Preferred Stock with a lower pre-money valuation of $2.5 million and a price per share of $0.3524

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the Preferred Stock may only be modified in accordance with the Colorado Business Corporation Act.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Wefunder SAFEs	181,611	181,611	No
Common Stock	10,000,000	6,515,675	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	578,125

Describe any other rights:

Wefunder SAFEholders will convert to shares during this campaign, so are listed in the cap table above but were not included in the fully diluted calculation for the pre-money valuation.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering or sale).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the Articles of Incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

$342.53 in credit card debt.

Available credit:
If in the event we do not raise significant capital, the founder, Dave Needham has a personal Home Equity Line of Credit through 1st Bank of Colorado in the amount of $165,000 to support the early needs of the business. At an annual APR of Prime+1 percent, the amount of interest will depend on how much of is used and when. Repayment terms require interest only payments for the first 5 years and principal repayment starting at 5 years with full repayment in 10 years from initial draw.

Dave Needham is personally guaranteeing the repayment and will contribute cash investments to the company as necessary. Repayment will be made through company disbursements (if liquidity and cash flow are adequate to do so) or through Dave's own personal salary if necessary.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Priced Round	$0	General operations
11/2016	Regulation Crowdfunding	SAFE	$169,611	General operations
11/2016	Section 4(a)(2)	SAFE	$12,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Mary Ann Yanik
Amount Invested	$100.00
Transaction type	Safe
Issue date	11/04/16
Valuation cap	$3,500,000.00
Relationship	mother of co-founder

standard SAFE

Name	Kathryn S. Hoyt
Amount Invested	$500.00
Transaction type	Safe
Issue date	11/04/16
Valuation cap	$3,500,000.00
Relationship	Mother in Law to CEO

standard SAFE

Name	Brian Sammelmann
Amount Invested	$2,000.00
Transaction type	Safe
Issue date	11/04/16
Valuation cap	$3,500,000.00
Relationship	Brother in Law to CEO

standard SAFE

Name	John P Needham
Amount Invested	$2,000.00
Transaction type	Safe
Issue date	11/04/16
Valuation cap	$3,500,000.00
Relationship	cousin to CEO

standard SAFE

Name	Richard Needham
Amount Invested	$12,000.00
Transaction type	Safe
Issue date	11/04/16
Valuation cap	$3,500,000.00
Relationship	Father to CEO

SAFE private agreement completed outside of the Wefunder campaign.

Name	Steven Easter
Amount Invested	$250.00
Transaction type	Safe
Issue date	11/04/16
Valuation cap	$3,500,000.00
Relationship	VP of Engineering

Standard SAFE

$342.53 in credit card debt.**Available credit:***If in the event we do not raise significant capital, the founder, Dave Needham has a personal Home Equity Line of Credit through 1st Bank of Colorado in the amount of $165,000 to support the early needs of the business. At an annual APR of Prime+1 percent, the amount of interest will depend on how much of is used and when. Repayment terms require interest only payments for the first 5 years and principal repayment starting at 5 years with full repayment in 10 years from initial draw.*

Dave Needham is personally guaranteeing the repayment and will contribute cash investments to the company as necessary. Repayment will be made through company disbursements (if liquidity and cash flow are adequate to do so) or through Dave's own personal salary if necessary.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

How can employees truly improve if they only get feedback once a year from their manager? We don't think they can, so we built a transparent performance review platform for employees to receive feedback from peers, leaders, team members, and clients in real-time. We use a decentralized model, so when employees leave their position, they can take their data with them. We have 17 clients, including Georgia Tech University, with more on the way, and saw 300% year over year growth.

We're looking beyond just performance reviews and building a decentralized performance platform that links KPIs, projects, and feedback into a portable data chain that follows the individual and can be a part of a talent marketplace. Our platform is built on a blockchain-like architecture, fully compliant with GDPR, and nimble enough for the gig economy. In five years, we'll have a talent search so managers can find candidates with precision, based on the aggregated performance feedback data.

Milestones

Ohos, Inc. was incorporated in the State of Colorado in January 2016.

Since then, we have:

- Revenue positive as of Jan 1, 2018

- 612% user growth YOY (2016 - 2017)

- 17 implemented clients including Georgia Tech University.

- University led study underway to determine long-term efficacy of our methodology.

Historical Results of Operations

Our company was organized in January 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $22,390 compared to the year ended December 31, 2016, when the Company had revenues of $4,252. Our gross margin was 82.89% in fiscal year 2017, compared to 100.0% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $34,290, including $467 in cash. As of December 31, 2016, the Company had $119,965 in total assets, including $100,370 in cash.

- *Net Loss.* The Company has had net losses of $158,827 and net losses of $76,127 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $12,800 for the fiscal year ended December 31, 2017 and $13,648 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $169,611 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Ohos, Inc. cash in hand is $2,641.09, as of June 2018. Over the last three months, revenues have averaged $7,100/month, cost of goods sold has averaged $625/month, and operational expenses have averaged $6,800/month, for an average burn rate of $325 per month. Our intent is to be profitable in 12 months.

Since the time of our financial statements, we have reduced expenses to be revenue neutral. We have also continued our sales and hired VP of Business Development (working on commission only). We have incurred zero debt.

Over the next 3-6 months we are focused on stabilizing our expenses while increasing revenue by 25% per month.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.myohos.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Ohos Subscription Agreement
- Ohos Early Bird Subscription Agreement

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- David Needham
- Steven Easter

Appendix E: Supporting Documents

INVEST IN OHOS

minimum target met

$143,054

raised of $1,070,000 maximum target from 129 investors

Give and receive feedback in real-time. No annual performance reviews.

How can employees truly improve if they only get feedback once a year from their manager? We don't think they can, so we built a transparent performance review platform for employees to receive feedback from peers, leaders, team members, and clients in real-time. We use a decentralized model, so when employees leave their position, they can take their data with them. We have 17 clients, including Georgia Tech University, with more on the way, and saw 300% year over year growth.

Dave Needham
CEO, Founder
Specializes in Organizational Performance, Process Improvement, and Project Management


A Better Way to Feedback

Why you may want to invest

1. Revenue positive as of Jan 1, 2018.
2. 612% user growth YOY (2016 - 2017).
3. 17 implemented clients including Georgia Tech University.
4. University led study underway to determine long-term efficacy of our methodology.

Our Ambition

We're looking beyond just performance reviews and building a decentralized performance platform that links KPIs, projects, and feedback into a portable data chain that follows the individual and can be a part of a talent marketplace. Our platform is built on a blockchain-like architecture, fully compliant with GDPR, and nimble enough for the gig economy. In five years, we'll have a talent search so managers can find candidates with precision, based on the aggregated performance feedback data.

- Overview-video.mp4
- Overview Video Transcript
- Ohos_Deck.pdf
- 95_transcripts.txt

$ 299 min

Invest

REMIND ME (204)

What you are investing in

Priced Round

~~$3.5M~~ **$2.5M** pre-money valuation

EARLY BIRD BONUS: $0.3524/share

Investors who fund the first $105,720 of this fundraise will invest at a $2.5M pre-money valuation. After the first $105,720 investors will invest at a $0.4934/share and a $3.5M pre-money valuation.

$0.49 per share
Preferred Stock

If you invest, you're betting Ohos will be worth more than $3.5M in the future.

Earning a return

Learn more about equity fundraises

Investor perks

$500+
EVERY INVESTOR GETS: Super soft - "Ohos Investor" T-shirt Personal Subscription to Ohos Individual Platform (upon launch)

$1,000+
"Ohos Investor" trucker cap

$5,000+
"Ohos Investor" soft-shell Jacket

$30,000+
Colorado Escape! Includes: Round-trip domestic airfare for 2, 4-day stay in a 2-bedroom mountain condo at Copper Mountain, Transportation to-from Denver Airport , In-person dinner with the Ohos leadership team, Guided Jeep Sight Seeing Tour with the CEO (summer), Guided ski-tour of Copper Mountain with the CEO (winter), (Investors local to Colorado receive a $500 gift card in lieu of travel - conditions and date exclusions may apply)

see less

blockchains b2b app recruiting operations blockchains b2b

Why I Like Ohos

We are excited to be a beta partner with Ohos. We have been searching for a lean, easy to implement and use peer review tool and Ohos will provide this function for us! Dave's vision and passion are clear and I am really looking forward to introducing Ohos to our team.



Kristie Hunziker

DIRECTOR OF PEOPLE OPS - CLOUD ELEMENT

THE BUZZ ABOUT OHOS

It provides a great solution for a widespread problem. I think the market is ready to adopt a product like Ohos.



Dave Bacon

CEO - BW Bacon

"The fact that [Ohos] already has revenue sets [it] apart from the 90% of start ups that fail before they ever get to revenue! Having beta customers pay for [the] product based on a demo alone is a demonstration of market viability if I ever saw it."



Murray Arenson - CEO Pluribus Capital

Investor

Equity crowdfunding changes the game for regular individuals who want to invest small amounts into companies they believe in. This round of funding proves that people are excited to invest their hard-earned money in a company that's working to eliminate one of their least-favorite things about their jobs: periodic performance reviews. There is so much more to Ohos than replacing performance reviews; that is just the tip of the iceberg! We are changing the foundations of how companies assess talent, make employment decisions, and find awesome people. We aim to be the new standard of the talent management industry.



Dave Needham

Co-founder of Ohos

I've always thought performance reviews were a complete waste of time. This Ohos model is very intriguing. I see real potential to stand the whole "performance review" process on its' head!!!



Scott Pearson

Ohos Reviewer

Ohos has a terrific chance for long term success...I like what they're doing!



Barnaby Zelman

Ohos Reviewer

Ohos has been a great tool that helps us generate transparency and clarity about performance throughout our team. The 360 degree review format is far superior to the traditional top down boss-employee approach to reviews.

Keith Warner

President

Coolest Women We Know - August Profit Matters

This month's presenter is Alicia Yanik, Co-Founder of Ohos, an easy to use, and effective approach for performance management. Ohos is a leading-edge people analytics platform built on social intelligence. Ohos helps build better careers and

May 20, 2018 @ coolestwomen.org

Denver Startup Week 2018

Most inclusions and diversity efforts fail because they attempt to face the problem head on. However, the challenge to closing the wage and leadership gap is typically not open discrimination, it is unconscious bias that creeps into conversations,

May 20, 2018 @ denverstartupweek.org

Denver-Based Startup Plans Early Closure of Equity Crowdfunding After Rush of Investments From Individuals Eager to Abolish Unpopular Employment Practice

DENVER, CO - 10/04/2016 (PRESS RELEASE JET) Ohos, the Denver-based startup that is making waves in HR circles with its goal to eliminate annual performance reviews, today announced the company has nearly completed its first round of

Big or Small, Ohos Now Does it All! - Enterprise Coworking - Coworking Denver, CO

Maybe you get really nervous & dread the entire day, maybe you get excited to give or receive the feedback, maybe you just take it for what it is and don't really know what to do when it's over... No... Read More

May 3, 2018 @ enterprisecoworking.com

Why Fit Ain't It: Or How I Learned To Stop Worrying & Love Diversity | Dave Needham | DisruptHR Talks - DisruptHR

Why Fit Ain't It: Or How I Learned To Stop Worrying & Love Diversity - a DisruptHR talk by Dave Needham - Co-Founder & CEO at Ohos, Inc. DisruptHR Denver 8.0 - August 24, 2017 in Denver, CO #DisruptHRden

March 28, 2018 @ disrupthr.co

Canopy Advisory Group Gives an EDGE to Consultant Community

DENVER--()--According to a recent NPR/Marist poll, one in five jobs in America is held by contract workers, and within a decade half the American workforce could be contractors and freelancers. Canopy Advisory Group, a consulting firm that matches

January 25, 2018 @ businesswire.com

Dave Needham of Ohos - Ep 54 - Small Business Hiring Podcast

Dave Needham of Ohos joins us to talk about why he puts himself last among his team. More from Dave: www.Myohos.com/overview contact@myohos.com www.twitter.com/Ohos1 Connect with us: www.twitter.com/hrcoachingteam

December 26, 2017 @ hrcoaching.com

All Eyes on Dave Needham - Enterprise Coworking - Coworking Denver, CO

Dave Needham, founder and CEO of Ohos, is passionate about dismantling the performance review structure in organizations. After launching his software program last year, he has been able to do just that. With eight clients including Noodles & Co.,

March 6, 2017 @ enterprisecoworking.com

Ohos: Real-time Group Feedback

Let's face it. Traditional performance reviews suck. No one likes them, including HR. And for a variety of reasons they don't work. Ohos is a performance feedback platform that aggregates group feedback to provide real-time performance insights to individuals, leaders, and entire organizations. We save time, foster transparency and honesty, and allow everyone to actively improve their work everyday.


Let's face it...
Performance Reviews
SUCK!

Selected Slides


Problem 1
Companies promote the wrong people resulting in a poor leadership pipeline, poor performance, detrimental cultures, and higher employee turnover
Cause 1: Companies do not have an effective way to differentiate subject experts from actual leaders
Cause 2: A top down talent review model only shows good followers and doers, not good leaders or managers
68% of managers don't like being a manager - Barrett-Koehler, 2011
60% of managers fail in the first year - Ashkenas, 2015
87% of companies rate retention as an important imperative - Deloitte Global Human Resource Trends, 2015
no.1 reason good people leave is a bad manager

A Better Way

We built a better way to get the feedback you want and the data you need.


"This solves succession planning for the world!" -VP of HR

Early Adopters

In only 6 months we have attracted over 25 companies including:

noodles & company · larkburger · Cloud Elements · KAISER PERMANENTE® · Cummins · techstars · Centura Health. · apto · Vi Redefining SENIOR LIVING

Meet the Founders

The Visionary and the Engineer



Dave Needham

CEO, Founder

Specializes in Organizational Performance, Process Improvement, and Project Management



Steven Easter

VP of Engineering, Co-founder (part-time)

Skilled Senior Software Engineer, Lead Developer, and Entrepreneur

AND THE REST OF THE TEAM



Joseph Norris
Chief Marketing Officer (part-time)
Marketing expert in cross-functional business units, creative marketing initiatives, client mapping



Christy Palazzo
VP of Business Development (part-time)
Experienced business development exec in the HR space, entrepreneur, leader, and sales strategist



Phil Snyder
Quality Assurance (part-time)
Experienced software quality assurance and data automator



Arezou Zarafshan

Raised $324,665 From 346+ Investors

$169,611	$12,000	$143,054
November 2016	November 2016	In Progress
SAFE	SAFE	



Suzanne Dobbs McFarland



Qin Liu
CEO @ Chang Investments, LLC



David J Geaney
#Military Logistics Officer - International Relations MA People - Logistics - Leadership



Fred Kuhne



Rem Darbinyan
Founder of Smartclick AI, first of its kind Prediction as a Service AI Marketing Platform



Anna Morrison
Investor.

MORE INVESTORS

Interview

Wefunder interviewed Dave Needham on May 10, 2018.

– COLLAPSE ALL

WF: What is Ohos? ^

NEEDHAM: No one likes performance reviews -- but everyone needs performance feedback to improve and wants recognition for their contributions. Employees want it to mean something, and they want it to be actionable. Managers also want to give good feedback and make better decisions with data, so they can more easily recognize the right people and help their employees develop.

We are the business world's only comparative, decentralized platform that provides employees with real-time performance feedback from anyone they work with including leaders, peers, team members, and even clients or vendors. Ohos puts feedback in context, provides automatic developmental guidance and mentor pairing, and helps organizations distinguish potential leaders from people who are just great at their jobs.

WF: Why do workplaces need Ohos? ^

NEEDHAM: As companies move towards more and more decentralized, flatter organizations with less hierarchy, more flexibility, and more mobility within the workforce -- not just inside a company, but also externally -- the thing that's going to link them all together is data, and whether that data can be agile as people move from one company to another. The top-down, centralized processes won't work. We know periodic review processes absolutely don't work. And giving people feedback and recognition without any ongoing data or analytics to support it leaves a company open to subjective biases and possible legal concerns.

Ohos has proven with existing clients that it makes potentially difficult conversations much easier with the support of data and ongoing feedback visibility. With data from multiple sources, many of our clients are promoting a more diverse group of leaders than they have in the past. Our platform provides aggregated data to help leaders make better decisions which are less influenced by individual biases.

Long-term, we believe HR analytics are going to be a crucial part of business

Fred Kuhne

Rem Darbinyan

Founder of Smartclick AI, first of its kind Prediction as a Service AI Marketing Platform

Anna Morrison

Investor.

MORE INVESTORS

Interview

Wefunder interviewed Dave Needham on May 10, 2018.

– COLLAPSE ALL

WF: What is Ohos? ^

NEEDHAM: No one likes performance reviews -- but everyone needs performance feedback to improve and wants recognition for their contributions. Employees want it to mean something, and they want it to be actionable. Managers also want to give good feedback and make better decisions with data, so they can more easily recognize the right people and help their employees develop.

We are the business world's only comparative, decentralized platform that provides employees with real-time performance feedback from anyone they work with including leaders, peers, team members, and even clients or vendors. Ohos puts feedback in context, provides automatic developmental guidance and mentor pairing, and helps organizations distinguish potential leaders from people who are just great at their jobs.

WF: Why do workplaces need Ohos? ^

NEEDHAM: As companies move towards more and more decentralized, flatter organizations with less hierarchy, more flexibility, and more mobility within the workforce -- not just inside a company, but also externally -- the thing that's going to link them all together is data, and whether that data can be agile as people move from one company to another. The top-down, centralized processes won't work. We know periodic review processes absolutely don't work. And giving people feedback and recognition without any ongoing data or analytics to support it leaves a company open to subjective biases and possible legal concerns.

Ohos has proven with existing clients that it makes potentially difficult conversations much easier with the support of data and ongoing feedback visibility. With data from multiple sources, many of our clients are promoting a more diverse group of leaders than they have in the past. Our platform provides aggregated data to help leaders make better decisions which are less influenced by individual biases.

Long-term, we believe HR analytics are going to be a crucial part of business

NEEDHAM: In 2017, our goal -- without any additional funding -- was to sign 15 clients. We ended the year with 16 signed. Since then, we've implemented with a 17th. So we hit that particular goal. We wanted to increase our average client size from about 50 to 60 employees. Our current average is about 85. We were shooting for 90. So we fell just a little shy of that mark.

We focused heavily on courting VCs for additional funding, but we realized that doesn't really fit who we are at this stage in our company. Additionally, in alignment with our decentralized model, we want to make sure that everyone has the ability to invest and benefit from our success, not just the centralized VC firms, which is why we've come back to Wefunder. We're hopeful that some of our initial investors will deepen their early positions, and that we can attract a few new ones as well.

WF: What happened to your first 20 clients? ^

NEEDHAM: We lost three clients last year, including our initial client. While they found the data useful, we lacked an executive sponsor who was open to a decentralized method and opted to revert back to a top-down methodology. In another case, we set up our pilot program in the wrong way and couldn't generate user traction. We learned quite a bit from that experience and we've since adopted a new methodology for pilots. The third client was purchased shortly after we launched. Our renewal fell through because their purchasing company had a contract with a legacy system they were required to adopt.

That's why we're at 17 clients right now. We still have two more clients who have signed but have not implemented yet. One is in the middle of some funding issues struggles so they have put implementation on hold. Another is making some other organizational shifts at the moment. We're staying in touch and absolutely plan on implementing with them both in the next two months.

WF: How many users do you have now? ^

NEEDHAM: We have about 9,000 users right now.

WF: What kept you from growing as fast as you wanted to in 2017? ^

NEEDHAM: One of the things we realized last year is what support we need and who we need to have on our team. My expertise is in the talent and organizational development space. In terms of the vision, of what the product needs to be and where I want the company to go, I think I've got a strong position in that field. Our VP of Engineering is wonderful at building great technology and helping realize that vision in terms of the product. But we didn't have anybody who had a sales or business development background. So getting into market, positioning ourselves in the right places, doing those cold calls, and tracking those sales metrics was something that we fell down on. Additionally, we were working very hard in the first part of the year to attract angel investors, which took a lot of our energy away from sales. We thought the initial traction we were having was going to continue -- and it has, to some degree. Over time, we've realized that starts to slow down and we've got to figure out a way to get in front of more people and pick the right channels. That's expertise that we did not have on our team, so we're taking steps to rectify that.

WF: How has your team changed since your first fundraise in 2016?

NEEDHAM: We've recently hired a leader for sales and business development. She has expertise in HR sales specifically and previously founded her own HR tech company. She had created a great software product but the company was taken over by a few investors on her board. They opted to move in a direction that she wasn't aligned with, so she had them buy her out late last year. From building her recent company, she has a lot of great contacts and a lot of great abilities in the HR sales market she is bringing to Ohos.

Alicia, our original co-founder, left in December. It wasn't due to lack of faith in the product. She just needed a full-time salary, and that was something we couldn't do at that time. Steven Easter, our lead developer from the very beginning, moved into the VP of Engineering role. In the remaining part of 2018, we plan to hire another developer to help with developing a goal-tracking/KPI module. And possibly by the end of the year, depending on where things stand, we'd like to hire another salesperson to help drive our revenue growth in that area.

WF: When did you decide to focus on becoming revenue-neutral?

NEEDHAM: I think the two reasons for our move to revenue-neutral were, first, that we did not want to incur any debt on the organization without a clear path out of it. We just didn't want debt sitting on our books and affecting our ability to grow. We wanted our investment to go straight to growing the business not toward paying off debt.

The second piece was somewhat psychological and somewhat operational. We wanted to prove to ourselves, our clients, and our investors that we have a sustainable business, even without investment. We have a sustainable business model. We're not upside down in any way in terms of our expenses versus our revenue. It was a way of saying, "we're not going anywhere." Yes, it meant we would grow much, much more slowly but it was reassuring to see that we can operate at revenue positive. We're not just flippantly spending money. We're mindful of our expenses and can be sure that we're running a profitable, or at least a revenue-responsible business that isn't at risk of capsizing if we don't get funding.

Right now, we have about $8,000 per month in recurring revenue. Our burn rate is $5,000 to $6,000 per month.

WF: What are your goals for 2018?

NEEDHAM: Our goal for the end of year is 50 signed clients.

The first year, a lot of what we were doing was learning what our various value statements could be. We ended up proving out all of those, plus discovering a few additional value propositions that we hadn't realized because of how our clients were able to use the data Ohos provided. With that in place, we feel we are well-positioned to attract more clients. We are actually engaged with Colorado State University which is conducting a year-long academic study of the impact Ohos has on larger organizational metrics like turnover, engagement, and leadership performance.

Our leader in the business development and sales arena began in mid-May and we have a fractional CMO working with us to create a broader marketing plan to help drive the inbound and outbound marketing channels. On top of that, we will continue platform enhancements as well as launch our personal subscription option, where people can take their performance data with them. That starts to create an additional revenue stream, as well as a data marketplace for verifiable talent and performance data that employers can search.

WF: What do you plan to do with the funding you raise from Wefunder investors in this round?

NEEDHAM: The funding we're seeking now isn't to sustain our business, it's to grow.

The reason we chose Wefunder as opposed to a traditional VC path is first, it's aligned more appropriately with our ethos, which is the distribution of what is traditionally a top-down system. Crowdfunding is a great vehicle for the average investor who might not have hundreds of thousands of dollars or millions to invest. We wanted the opportunity for everyday investors to benefit from our growth. We also wanted the opportunity to go back to our original investors and say, "Hey, here's what we've done with your money. We're operating a sustainable business. We want to keep growing and continue increasing your return." This route gives them an opportunity to come back in and take another bite at the apple.

From a business operations perspective, what this investment allows us to do is bring on a full-time salesperson, so that we can direct a lot more energy towards revenue growth, as well as to bring on a full-time developer to make sure that we can continue adding modules and enhancements and features to the platform. This includes objectives and goal-tracking modules, which allows us entry into much larger clients who are looking for the marriage between real-time feedback and people analytics with Key Performance Indicators and Goal Tracking. The sales piece allows us to get in front of more clients and the goal-tracking piece allows us to appeal to much larger clients.

WF: What's your long-term vision for Ohos?

NEEDHAM: The initial goal was to get rid of performance reviews and give people better analytics in order to make better decisions. We've proven we can do that. For managers, our goal was to make conversations with employees easier because performance review data is no longer hidden. Instead, managers can say: "Here is all of the feedback and here's all the data. Let's talk about how we can make these areas that you might be struggling in a little better." We've done that as well.

Long-term, we're trying to create a validated talent marketplace via a blockchain-like architecture. So say you're a recruiter and you want to find somebody who is in the top 20th percentile of X, Y, and Z competencies and has a 75% recommendation to lead others in the Denver area. With our envisioned marketplace we could produce a list of the people who have gotten feedback from people they've worked with that put them in those particular competencies. With data portability, people begin to own their own data. It's decentralized and therefore fully compliant with the new General Data Privacy Regulations (GDPR) recently enacted in the EU. It's not that my company owns my performance data; when I leave, my data can follow me. We want people to be able to take their performance data with them, to use it to market themselves as professionals and also to help organizations get a more historical view of what people have been able to do according to the people they've worked with. Having the ability to export and import data creates a much longer performance record. For companies and for employees, it starts to get rid of the whole idea of resumes, because now, you've got all of this information following this particular person. It starts to mitigate a lot of the bias that happens in interviews. You might have some good interview questions, but ultimately, you need to know what this candidate has done in the past and how that could translate into your company. So there's a huge opportunity for some really powerful data analytics on the backside for companies trying to figure out what types of employees succeed in their organizations. It also helps employees find the right places to work, the right positions for them, and where they can contribute very highly. That's beneficial to both employer and employee.

WF: Who are your competitors?

NEEDHAM: When we first came out, there were a few companies playing in the peer-to-peer recognition space. Impraise is one, but they are focused simply on peer-to-peer recognition. They are not a people analytics platform – they're just about making people feel better and more motivated. We have that element within our system as well, but companies need analytics, and leaders need data in order to have conversations. That's where we come in.

In terms of people analytics and feedback in the way that we're using it, there was one other company, called Palatine Analytics. They were capturing data in a very different way. They were still using kind of a centralized, top-down model, which makes the assumption that managers have a clear line of sight and ability to properly evaluate people that has been proven false, at least in the realm of actual performance. It also relies on a hierarchical top-down organizational structure, modern workplaces are moving away from that model and embracing the flexibility of agile and project driven teams. That is where Ohos really shines in comparison to anything else out there.

Beyond that, there is no one else out there that is even entertaining the idea of data portability and decentralized ownership when it comes to performance feedback and people analytics. As all the data privacy issues are hitting public platforms like Facebook, Twitter, and Instagram, rest assured the additional legislation on how companies treat people data like GDPR is in the near future. When it hits, Ohos will be much more prepared than anything else out there.

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John Tierney Aug 26 2016

With the discount are we effectively investing at a 2.63 M valuation ?



Dave Needham CEO, Founder FOUNDER Aug 26 2016

Hi John,
Essentially, yes. The math works out to approximately the same. The difference would be the calculated worth of each individual share once we receive a formal valuation but your equity stake would be roughly the same.

Sushant Sudame Sep 2 2016

Congrats on great product and traction. I am thinking on investing. I have couple of questions: (a) Why are investors hidden on this page? (b) Why crowdfunding instead of VC?



Dave Needham CEO, Founder FOUNDER Sep 2 2016

Hi Sushant,
Thank you for your questions.
A. I don't know if that is the default for unaccredited investors of not. Before I make anything visible I would want to make sure my investors are okay with sharing that info.
B. Crowdfunding was a way to further demonstrate market support for the Ohos platform as well as make it easier for friends and family to invest. We will be raising a more formal seed round for accredited investors in Q4.

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